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                                                                     EXHIBIT 5.2


BELL, BOYD & LLOYD LLC                        THREE FIRST NATIONAL PLAZA
                                              70 WEST MADISON STREET, SUITE 3300
                                              CHICAGO, ILLINOIS 60602-4207
                                              312 372-1121  FAX  312 372-2098

                                              OFFICES IN CHICAGO
                                              AND WASHINGTON, D.C.




                                    March 22, 2002

Dynegy Inc.
1000 Louisiana, Suite 5800
Houston, Texas 77002

                                   Dynegy Inc.
                       Registration Statement on Form S-3
                       ----------------------------------


          Ladies and Gentlemen:

          We have acted as special Illinois counsel to Dynegy Inc., an Illinois corporation (the "Company"), with respect to rendering this opinion under the laws of the State of Illinois relating to the issuance from time to time of up to such number of shares of Class A common stock, no par value per share (the "Common Shares"), and preferred stock, no par value per share (the "Preferred Shares"), of the Company as is authorized and reserved by resolutions of the Board of Directors of the Company as they may be amended from time to time (but not to exceed an aggregate issuance price of $2,500,000,000) and to the resale of 1,265,816 Common Shares previously issued at a price of $19.75 per Common Share to certain members of management of the Company (collectively, the "Shares"). We have not otherwise acted as counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of securities of the Company, including the Shares, covered by the Company's Registration Statement on Form S-3 (the "Registration Statement"), as filed by the Company with the Securities and Exchange Commission (the "Commission") on or about March 22, 2002.

          For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of only the following documents: a) Amended and Restated Articles of Incorporation and the Statement of Resolution Establishing Series of Series B Mandatorily Convertible Redeemable Preferred Stock of the Company, as amended (collectively, the "Articles of Incorporation"), b) the bylaws of the Company, as amended, c) pertinent resolutions of the Board of Directors and committees thereof of the Company, d) a certificate of the Secretary of State of the State of Illinois, and e) certificates or letters of the Company and others, including a certification that the Company has reserved such number of
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Dynegy Inc.
March 22, 2002
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authorized and unissued shares of Class A common stock and preferred stock for issuance pursuant to the Registration Statement sufficient to issue the Shares not yet issued. As to questions of fact material to this opinion, we have relied, to the extent we deemed such reliance appropriate, without investigation, on the documents referred to above.

          In connection with this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity;
(vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), relating to the Shares will have become effective under the Act, and no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; (vii) the Shares have been or will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (viii) a definitive purchase, underwriting, sales agency or similar agreement with respect to the Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) a prospectus supplement will have been prepared and filed with the Commission describing the Shares offered thereby; (x) the number of Common Shares issued under the Registration Statement shall be less than the number of authorized shares of Class A common stock of the Company, less the number of such authorized shares outstanding or otherwise reserved for issuance; (xi) the number of Preferred Shares issued under the Registration Statement shall be less than the number of authorized shares of preferred stock of the Company, less the number of such authorized shares outstanding or otherwise reserved for issuance; and (xii) the Company shall either (a) reserve and sell upon payment therefor such number of authorized, unissued and otherwise unreserved shares of Company stock as is required to be issued pursuant to any party's preemptive rights to acquire securities of the Company, or (b) obtain a waiver by any such party of such preemptive rights.

          Based upon the foregoing, we are of the opinion that:

          1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Illinois;

          2. When (i) the Board of Directors of the Company or, to the extent permitted by the Business Corporation Act of the State of Illinois, as amended, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Shares and related matters; (ii) the terms of the Common Shares and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to
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Dynegy Inc.
March 22, 2002
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comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Common Shares have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Registration Statement and in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board and upon payment therefor in accordance with such agreement, the Common Shares will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of Class A common stock, no par value, of the Company; and

          3. When (i) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Preferred Shares and related matters; (ii) the relative rights and preferences of the Preferred Shares, and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Preferred Shares have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Registration Statement and in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board and upon payment therefor in accordance with such agreement, the Preferred Shares will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of preferred stock, no par value, of the Company.

          The opinion and other matters in this letter are qualified in their entirety by, and subject to, the following:

               i. We express no opinion as to the laws of any jurisdiction other than the Included Laws. For purposes of this opinion, the term "Included Laws" means the Laws of the State of Illinois that are, in our experience, normally applicable to the matters covered by our opinion, including the Illinois Business Corporation Act, any applicable provisions of the Constitution of the State of Illinois, and applicable judicial decisions. We do not express any opinions as to any other laws or the laws of any other jurisdiction.

               ii. The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

               iii. This letter and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, including governmental authorities (each such person or entity being a "Person"), or any other circumstance. This opinion letter is limited to the matters expressly
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Dynegy Inc.
March 22, 2002
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          stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

          We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933. Without our prior consent, this letter may not be quoted in whole or in part or otherwise referred to in any other document and may not be otherwise furnished or disclosed to or used by any other Person.

                                       Very truly yours,

                                       /s/ Bell, Boyd & Llyod LLC